Exhibit 1.01

Conflict Minerals Report

Introduction

Exhibit 1.01
MOTORCAR PARTS OF AMERICA, INC.
Conflict Minerals Report
For The Year Ended December 31, 2025
This Conflict Minerals Report for Motorcar Parts of America, Inc. and its subsidiaries (the “Company,” “MPA,” “we,” or “us”) covers the reporting period from January 1, 2025, to December 31, 2025, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “Rule”) and the requirements of Form SD.

The Rule implements reporting and disclosure requirements as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) related to conflict minerals (as defined in the Act). The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals which are necessary to the functionality or production of their products.

This Conflict Minerals Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on the MPA Corporate website under Governance.

1.
INTRODUCTION

MPA is a leading manufacturer, remanufacturer, and distributor of aftermarket automotive parts for import and domestic cars, light trucks, heavy duty, agricultural and industrial applications. Our products include (i) rotating electrical products such as alternators and starters, (ii) wheel hub assemblies and bearings, (iii) brake calipers and master cylinders, and (iv) other products which include brake power boosters, rotors, drums & pads. Our report also includes applicable and similar Heavy-Duty products by our Dixie Electric line, as well as our D&V Electronics Testers.

Our supply chain consists of many tiers. First, tier suppliers are those suppliers with whom we have a direct business relationship. There may be several tiers in the supply chain between our first-tier suppliers and mine.

Conflict Minerals Program

To determine if we manufacture or contract to manufacture products that may contain Tin, Tantalum, Tungsten or Gold (3TG or “conflict minerals”), we review our volume of first tier (i.e., direct) suppliers and product lines to see who may use conflict minerals in their products or finished goods, by confirmation or CMRT request. Of the scope where the supplier base may contain 3TG minerals, we had a 92% response rate, and 33% confirmed no applicability.

We spoke with our product engineers and/or used the International Material Data System (IMDS) database, as applicable. IMDS is the automotive industry’s material data system. It is a computer-based data system used primarily by automakers and Original Equipment Manufacturers (OEM) to manage regulatory material compliance of vehicles and vehicle parts.

Based on this internal assessment of our product materials, we concluded that Tin, Tantalum, Tungsten and/or Gold may be present in some of the products we manufacture (or remanufacture), or contract to manufacture, and may be necessary to their functionality. Applicable products include starters, alternators, armatures, rectifiers, regulators, and solenoids. Other applicable items within these products that may contain conflict minerals are brushes, diodes, slip rings, bushings, electronics transistors, solder wire, bonding wire, and electronic radial lead caps.

Conflict minerals are present in very small quantities, with Tin being the conflict mineral included in more products than any other.

Solenoids contain a combined average weight of approximately 12.1% Tin.

Rectifiers, including assemblies and capacitors, contain a combined average weight of approximately 12.11% Tin, and with very small traces of Gold with less than .01%.

Regulators contain a combined average weight of approximately 11.64 % for Tin.

Regulator Assemblies also contain a trace combined average amount of Tantalum and Tungsten, with reported combined weight of less than 0.01%, and traces of Gold approximately 1.61%.

Armatures contain a trace amount of Tin .03%; Starters contain Tin & Tantalum with Tin being .22% and Tantalum is very small trace amounts.

Alternators contain Tin, Gold & Tantalum with the latter two being very small trace amounts and Tin being less than the combined average weight of .03%.

The starters, alternators, armatures, rectifiers, regulators, and solenoids we purchase are not specially manufactured to our specifications but rather purchased as stock items. Often Tin, a conflict mineral, is a component of these purchased items, and sometimes Tantalum, Tungsten and Gold may be included. In our experience, the most common place where conflict minerals appears is in the solder, which makes up a very small portion of the product.

2.
REASONABLE COUNTRY OF ORIGIN INQUIRY

MPA performed an internal assessment of its supply chain to identify those suppliers of products that contain or may contain conflict minerals. Although many of our suppliers and their sub-tier suppliers are not directly subject to the same conflict mineral laws and regulations, we nevertheless surveyed these suppliers with the expectation that they would in turn survey their direct suppliers, and so on, all the way down through the manufacturing supply chain to the processing facilities and mines. We did this to determine whether any of the necessary conflict minerals in our products originated in the Democratic Republic of Congo (DRC) or an adjoining country (as defined in the Act) or were from recycled or scrap sources. We identified thirty-three first tier suppliers of alternators, starters, armatures, rectifiers, regulators, and solenoids, or electronic test devices.

As a result of these efforts, MPA concluded that it is possible that some of the 3TG in products we manufacture, remanufacture, or contract to manufacture could originate from Covered Countries. Pursuant to the Rule, MPA therefore undertook due diligence measures on the source and chain of custody of these conflict minerals.

Due Diligence

Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas, Third Edition (OECD Guidance) and the related supplements for Tin, Tantalum, Tungsten and Gold.
We performed due diligence measures relevant to the reporting period, including the actions described below, which are presented in alignment with the five steps of the OECD Guidance.

3.1.         OECD Step 1—Establish Strong Company Management Systems.

3.1.1.      Adopt a Policy Statement. Our Board of Directors adopted a Policy Statement on Conflict Minerals (“Conflict Minerals Policy”), which is posted on the Company’s website.

3.1.2.      Structure Internal Management Systems to Support Due Diligence Efforts.

3.1.2.1.   Maintain a Conflict Minerals Team. The conflict minerals team (team) is sponsored by our SVP Operations RE/Supply Chain RE and includes representatives from our purchasing, engineering, quality control, and legal departments. The team monitors compliance with the Conflict Minerals Policy by the Company and our suppliers, and reports on program activities to executive management and the Audit Committee of our Board of Directors.

3.1.2.2.   Engage Industry Members. Due to our position in the supply chain and limited insight into and lack of leverage over the deeper levels of the supply chain, we engage and actively cooperate with other industry members via our participation in the Automotive Industry Action Group (AIAG). We use the tools and programs developed by the Responsible Minerals Initiative (RMI), especially the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Initiative Program (RMIP). We also use the AIAG CM-3 Guide for Conflict Minerals Reporting to the Automotive Industry, 6th Edition (AIAG Guide for Reporting).

3.1.3.      Provide Awareness Letters and Offer Training.

3.1.3.1.   Provide Awareness Letters. We provided direct suppliers awareness letters that communicated our Conflict Minerals Policy and expectations comply with the requirements of the Act. We did this to highlight the importance of a conflict- free supply chain.

3.1.3.2.   Offer Training. We offered to conduct or arrange for training of Company and supplier personnel concerning requirements or expectations pertaining to conflict minerals. Focus areas offered training included completion of the CMRT, the importance of engaging the complete supply chain, and providing a response in a timely manner.

3.1.4.      Establish a Grievance Mechanism. We maintained a company ethics reporting process that is available internally and externally to report concerns, including those related to conflict minerals. Guidance for using the ethics reporting process is included in our Code of Business Conduct and Ethics available on our website und Investors / Governance.

3.1.5.      Report Findings to Senior Management. We periodically reported information on the status of our conflict minerals program, including the source of conflict minerals in our supply chain to senior management and the Audit Committee of our Board of Directors.

3.2.         OECD Step 2—Identify and Assess Risk in the Supply Chain.

3.2.1.      Identify Risk in the Supply Chain. To identify risks in our supply chain, we require our direct suppliers to provide supply chain information using the CMRT on the necessary conflict minerals in their supply chain. We also asked our direct suppliers to confirm in a separate letter that the supplier has completed the CMRT to the “best of its knowledge and in good faith”, including obtaining such CMRTs from its sub-tier suppliers.

3.2.2.      Assess Risk in the Supply Chain.

3.2.2.1.   Assess Product Reporting Risk. For most of our suppliers, we purchase only a few of the products they manufacture or contract to manufacture. As such, we recognize there is a risk that we can receive information on smelters or refiners in companywide CMRTs that include many smelters and refiners that are not in the supply chain for the products we manufacture or contract to manufacture. This presents a risk of compiling inaccurate information on the Tin, Tantalum, Tungsten and Gold smelters and refiners in our supply chain. We requested that suppliers provide us with a CMRT that included only the products we purchase, or some other user-defined scope that reduces the likelihood and extent of irrelevant or inaccurate smelters and refiner information.

3.2.2.2.   Assess Smelters and Refiners Reporting Risk. Upon receipt of a CMRT from a supplier, we reviewed the responses for completeness, logic, and reasonableness. For example, we checked suppliers’ CMRTs to make sure they had included smelters or refiners for the conflict minerals we know to be in the products we purchase from them.   We evaluated suppliers’ responses against the AIAG Guide for Reporting criteria. In accordance with these criteria, we requested additional information for suppliers’ responses considered incomplete, inconsistent, or nonresponsive, with the goal of obtaining a complete list of all processing facilities and mines, inclusive of their countries or location of origin.

3.2.2.3.   Assess Supply Chain Reporting Risk. We recognize that a company’s awareness of the conflict minerals issue, and commitment to a conflict-free supply chain are components of our ability to obtain meaningful information, and to pursue a conflict-free supply chain. As a mechanism to identify and assess the risk of lack of awareness or inattention to conflict minerals, we checked the websites for many of our key suppliers to determine if they have conflict minerals policies. We reviewed these policies to check whether they require their own suppliers to pursue conflict-free suppliers for 3TG, and/ or whether they have implemented due diligence on the sourcing of their 3TG.

3.2.2.4.   Assess Conflict Free Status Reporting Risk. The Company continued to receive supply chain responses through February 2026, for CY25. We compared the supplier’s list of smelters or refiners with those on the RMI Responsible Minerals Initiative list, we did this because the list not only indicates the smelter’s conformant status but also confirms if the entity is a valid smelter.

Determination

Of the 245 unique smelters or refiners 209 or 85% of them are listed as Compliant or “Conformant” on the RMI Responsible Minerals or CFSI Initiatives for Tin, Tantalum, Tungsten and Gold.

Four or 1.63% smelters or refiners for Tin, Tantalum and Gold are in the process of being validated through the audit process as considered “Active.” Twenty-six or 11% are considered “Eligible” on the Standard list provided by RMI and 6 or 2.45% are considered “neither” Conformant nor Active at this time.

We have not been able to ascertain the status of the remaining 6 or 2.45% of the smelters or refiners currently considered as “neither” Conformant nor Active. Of the six considered as “neither” all six are Tin.

Moreover, 85% of our suppliers’ responses have provided smelter and refinery information at a company level. Because we purchase only a very few products from the range of items they manufacture, we are not able to determine the source of Tin, Tantalum, Tungsten or Gold in the products we purchase from these suppliers.

Based on our efforts, we are unable to determine origin of all the Tin, Tantalum, Tungsten and Gold used in Company Products. Despite our efforts regarding RCOI and due diligence, we are unable to conclude with certainty the origin of the conflict minerals contained in the products we manufacture, remanufacture, and contract to manufacture, or procure via distributors. We have not concluded that we manufacture or contract to manufacture products that are DRC Conflict Free. Accordingly, we are not required by the Rule to obtain, and have not obtained, an independent private sector audit.

Moving Forward

Forward Looking Statements. This Report contains forward-looking statements regarding our business, products, and conflict minerals efforts, including steps we intend to take to mitigate the risk that conflict minerals in our products benefit armed groups, and our industry’s conflict minerals efforts. Words such as “expects,” “anticipates,” “intends,” “believes” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.

Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward- looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that processing facilities may not participate in the RMI; Responsible Minerals Initiative, as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K related to, among other things, our dependence on our suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward- looking statements to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified.

1 The LBMA and RJC manage auditing programs for gold refiners.

CID	Mineral	Smelter Name	Country
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Agosi AG	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	ASAHI METALFINE, Inc.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden Ronnskar	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN

CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000937	Gold	JX Advanced Metals Corporation	JAPAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001078	Gold	LS MnM Inc.	KOREA, REPUBLIC OF
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001352	Gold	MKS PAMP SA	Switzerland
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA

CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002761	Gold	SAAMP	FRANCE

CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
CID002863	Gold	Bangalore Refinery	India
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID002973	Gold	Safimet S.p.A	ITALY
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003641	Gold	Gold by Gold Colombia	COLOMBIA
CID004010	Gold	Coimpa Industrial LTDA	BRAZIL
CID004491	Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
CID004506	Gold	GG Refinery Ltd.	Tanzania, United Republic Of
CID004610	Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
CID004714	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
CID004755	Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA

CID005014	Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	United States Of America
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA

CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID004813	Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000315	Tin	CV United Smelting	INDONESIA
CID000377	Tin	Dongguan Best Alloys Co., Ltd.	China
CID000402	Tin	Dowa	JAPAN

CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA

CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002570	Tin	CV Ayi Jaya	Indonesia
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002773	Tin	Aurubis Beerse	BELGIUM

CID002774	Tin	Aurubis Berango	SPAIN
CID002776	Tin	PT Bangka Prima Tin	Indonesia
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID003380	Tin	PT Masbro Alam Stania	Indonesia
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
CID004065	Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
CID004403	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN

CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
CID004754	Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
CID005067	Tin	PT Arsed Indonesia	INDONESIA
CID005189	Tin	P Kay Metal, Inc	United States Of America
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
CID004397	Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
CID004619	Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
CID004797	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines